Exhibit 99.1

MRVC Annual Meeting October 11, 2012 Kenneth Traub – Chairman of the Board

Disclaimer During the course of today's presentation, MRV's Chairman and management may make forward-looking statements, which can be identified when they are in the context of words such as “may”, “will”, “could”, “expect”, “intends”, “plans”, “believes”, “targets”, “estimates”, “forecast” and variations of these words, or use words of similar import that reflect the current judgment of the Board and management on those issues. Since we have not released any financial information related to our third quarter results, we will not be discussing such results. However, we may make statements that could deal with future events, and such statements are subject to risks and uncertainties that could cause actual results to differ materially. In addition to factors that may be discussed during this presentation, important factors that could cause actual results to differ materially are contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 and any subsequent Quarterly Reports on Form 10-Q, filed with the SEC and available on our web site. Any future product feature or related specification that may be referenced in today's presentation are for information purposes only and are not commitments to deliver any technology or enhancements. MRV reserves the right to modify future product plans at any time. Additional risks not known to us may also impair our business or results of operations, and may prevent us from realizing our current expectations. By discussing the current perception of our markets and making these forward-looking statements, we are not undertaking an obligation to provide updates in the future.

Overview of Issues - 2011 Shareholder filings Board composition and size Management Capital Allocation Liabilities Strategy Shareholder relations

New Board Traub and Pons joined Board October 17, 2011 Tongue joined Board February 23, 2012 Board size reduced from eight to three All three current directors proposed by major shareholders Commitment to: Alignment with shareholder interests Maximizing shareholder value Strong corporate governance Clearly defined strategy Efficient and productive execution Transparency

Management Replaced and managed transition of CEO Replaced and managed transition of CFO and VP of Finance Transitions of management at the operating units Implemented new incentive programs Active Board oversight and engagement

Capital Allocation $75MM cash dividend ($0.48/sh) paid on 11/10/11 $47MM cash dividend ($0.30/sh) paid on 5/25/12 $2.8MM for buyback of 5.8MM shares (3.6%) at $0.48/sh on 8/20/12 $43MM cash as of 6/30/12 Thorough review of capital and liquidity requirements Evaluating optimal capital allocation strategies

Significant Liabilities to Address Pending derivative lawsuits from 2008 Settled other outstanding lawsuits Indemnification obligations from prior sales. Insurance Other liabilities Corporate overhead Additional flexibility

Executing Strategy to Maximize Shareholder Value Concluded strategic alternatives review with Oppenheimer Closed sale of CES in Switzerland in February 2012 Shareholders approved agreement to sell Interdata in France today Shareholders approved agreement to sell Alcadon in Sweden today Closings scheduled Conducting process with Headwaters for Tecnonet in Italy Retaining and building core Optical Communications Systems business Removing obstacles and distractions Clear and focused strategy and execution

Shareholder Relations Alignment of shareholders, Board and management Clarity Transparency Liquidity Reverse split Potential NASDAQ listing

MRV - OCS Shareholder Presentation October 11, 2012

MRV is a leading provider of optical network infrastructure equipment for next generation service providers, worldwide. Key Solutions Optical Transport and WDM Optical Carrier Ethernet Access Infrastructure Management and Services MRV - OCS Fast Facts Sales and service offices across four continents Over 20 years in optical industry Over 10 years in Metro Ethernet Over $1B of field-proven installed base Over 1000 global customers including Tier 1-3 CSPs Enterprises Governments Unique mix of Optical + Packet + Provisioning

Recent History: Where Have We Come From

MRV Corporate and MRV - OCS will become MRV

Tightly Aligned with Key Market Trends Market Trends OCS Product Strategy Optical Transport- technology used to connect two or more points over fiber optics Carrier Ethernet- Layer 2 switching technology with key software enhancements for service provisioning and operations management IP - Internet Protocol - the communications language that drives the Internet

Infonetics: Ethernet Access Device Growth of 16% CAGR Infonetics’ view of MRV: Good product set for Demarcation/Access, Aggregation, CE access and MBH Known for “rich” version of “lean” feature/function set Ability to win Tier 1s with CE demarcation products for Ethernet business connection and MBH EADs: strategic demarcation devices; larger versions at aggregation sites The EAD market is healthy/growing, strongly influenced by Ethernet service uptake, with CE connections to: Businesses, Backhaul from buildings and DSLAMs & a growing MBH application We forecast the EAD market to grow at a 16% CAGR through 2016 Infonetics Research: Ethernet Access Devices (EADs) Biannual Market Share, Size and Forecasts, 2012 $821M EAD Revenue Growing Smartly in all three Categories $162 $407 $85 $130 $575 $1,219 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 $2,000 CY11 CY16 Revenue (US$ Millions) EFM bonded copper Ethernet over TDM Fiber

Infonetics: Optical Market Growth of 12% CAGR MRV competes in Metro and WDM, the fastest growing part of market 10G solutions moving toward 100G Data centers want more bandwidth in less space with lower power consumption - exactly MRV’s new product focus Infonetics Research: Optical Network Hardware Quarterly Market Share, Size, and Forecasts, 2012 $ M

Product Strategy - Enable NGN Services with Critical Integrated Solutions Optical Transport Solutions Infrastructure Management Carrier Ethernet Solutions Provision new services Reduce operating expenses complexity Enable service visibility across layers All optical edge solutions IP and Packet intelligence CE Chassis and Optical Transport integration Common platform from entry level to i-WDM 100G and beyond Packet Multiplexing OptiSwitch as a line card

MRV: Why We Win Customers Solutions Optical Carrier Ethernet Access for Mobile Backhaul and Edge Full product range up to 10G bandwidth Key SW differentiators for critical segments 1st level aggregation with 2nd level in development Optical Transport for Metro and Datacenters Highest density/ lowest power in the market Cost competitive solutions for metro segment Support up to 100G Infrastructure Management and Services Network Testing Best feature set for lab automation application Unique service tapping capability Extremely talented service engineering team A number of the largest US telecommunications companies. Several large Australian, European and Canadian telecommunications companies. A number of federal governmental agencies. A number of large cable companies. Several internet exchanges.

Growth Strategy – New Markets and Key Products Expanding our Technology and Customer Footprint Layer 3 Functionality in Carrier Ethernet Platforms Cable MSO business services expansion Mobile Backhaul SMB Packet Optical Transport Carrier Ethernet Aggregation Data Center connectivity Internet Exchanges Large Enterprises Emerging Markets Asia CALA Russia Mobile Backhaul Smart Grid and Utility management

Company-wide Improvements Leading to New Wins

MRV: Why we will Succeed

Thank you